Exhibit 5.1

NEW YORK LONDON SINGAPORE		BALTIMORE WILMINGTON MIAMI
PHILADELPHIA		BOCA RATON
CHICAGO	FIRM and AFFILIATE OFFICES	PITTSBURGH
WASHINGTON, DC		NEWARK
SAN FRANCISCO		LAS VEGAS
SILICON VALLEY		CHERRY HILL
SAN DIEGO	www.duanemorris.com	LAKE TAHOE
BOSTON		MYANMAR
HOUSTON		OMAN
LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY
ATLANTA		MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO

October 23, 2020

Cohen & Company Inc.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Re:	Registration Statement on Form S-3

Dear Cohen & Company:

We have acted as counsel to Cohen & Company Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (collectively, the “Securities”): (1) shares of common stock, together with associated Series C Junior Participating Preferred Stock Purchase Rights or other associated stock protection rights or similar rights, if applicable (“Common Stock”); (2) shares of preferred stock, in one or more classes or series (“Preferred Stock”); (3) depositary shares representing fractional shares of the Preferred Stock of the Company (“Depositary Shares”); (4) subscription rights to purchase the Preferred Stock, Common Stock or other securities (“Subscription Rights”); (5) units consisting of one or more Securities (“Units”); and (6) warrants to purchase Preferred Stock, Depositary Shares or Units (“Warrants”). The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus,” and the Prospectus shall constitute a part of the Registration Statement), and in the Registration Statement.

In connection with the following opinions, we have examined and have relied upon copies of: (1) the Second Articles of Amendment and Restatement of the Company, as amended and supplemented (the “Articles of Incorporation”); (2) the By-Laws of the Company, as amended; (3) the Registration Statement; (4) the Company’s Section 382 Rights Agreement, dated as of March 10, 2020 (the “Rights Agreement”), relating to the Company’s Series C Junior Participating Preferred Stock Purchase Rights (the “Rights”); and (5) such other documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth.

Duane Morris LLP
30 SOUTH 17TH STREET	PHILADELPHIA, PA 19103-4196	PHONE: +1 215 979 1000	FAX: +1 215 979 1020

Cohen & Company Inc. October 23, 2020 Page 2

Based upon the foregoing, it is our opinion that:

(1) The Common Stock, when authorized and sold as contemplated in the (a) Registration Statement, and (b) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will be fully paid and nonassessable.

(2) The Preferred Stock, when authorized and sold as contemplated in the (a) Registration Statement, and (b) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will be fully paid and nonassessable.

(3) The Depositary Shares, when authorized and sold as contemplated in the (a) Registration Statement, (b) deposit agreement pursuant to which the Depositary Shares are to be issued (the “Deposit Agreement”), and (c) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will entitle the holders thereof to the rights specified in such Depositary Shares under the Deposit Agreement.

(4) The Subscription Rights, when authorized and sold as contemplated in the (a) Registration Statement, (b) subscription agreement pursuant to which the Subscription Rights are to be issued (the “Subscription Agreement”), and (c) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will entitle the holders thereof to the rights specified in such Subscription Rights under the Subscription Agreement.

(5) The Units, when authorized and sold as contemplated in the (a) Registration Statement, (b) unit agreement pursuant to which the Units are to be issued (the “Unit Agreement”), and (c) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company.

(6) The Warrants, when authorized and sold as contemplated in the (a) Registration Statement, (b) warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”), and (c) purchase, underwriting or similar agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company.

The foregoing opinions assume that, at the time of the authentication or delivery of the Securities, (i) the Registration Statement will have become effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company or a duly authorized committee thereof in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company; (iii) supplements to the Prospectus will be prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company or duly authorized committee thereof authorizing such sale and any applicable underwriting agreement and in the manner contemplated in the Registration Statement and the applicable supplement to the Prospectus; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered and shares of Common Stock or Preferred Stock issuable upon conversion of any Security, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Articles of Incorporation and not otherwise reserved for issuance.

Cohen & Company Inc. October 23, 2020 Page 3

With respect to any Securities consisting of Preferred Stock, we have further assumed that (i) the Articles Supplementary (the “Articles Supplementary”) applicable to any issuance of Preferred Stock will have been duly authorized, executed and delivered by the Company, and (ii) the Articles Supplementary will have been filed with and accepted by the Maryland Department of Assessments and Taxation.

With respect to any Securities consisting of Depositary Shares, we have further assumed that (i) the Deposit Agreement applicable to any issuance of Depositary Shares will have been duly authorized, executed and delivered by (A) the Company, and (B) an entity selected by the Company (the “Depositary”) that meets the requirements for a depositary set forth in the Registration Statement, and (ii) the shares of Preferred Stock represented by the Depositary Shares will have been duly authorized, issued and delivered to the Depositary by the Company in accordance with the Deposit Agreement.

With respect to any Securities consisting of Subscription Rights, we have further assumed that the Subscription Agreement applicable to any issuance of Subscription Rights will have been duly authorized, executed and delivered by the Company.

With respect to any Securities consisting of Units, we have further assumed that the Unit Agreement applicable to any issuance of Units will have been duly authorized, executed and delivered by the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the Warrant Agreement applicable to any issuance of Warrants will have been duly authorized, executed and delivered by the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities, and that at the time of the issuance and sale of the Securities the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Cohen & Company Inc. October 23, 2020 Page 4

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Matters.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP